UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, NewMarket Corporation (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the NewMarket Corporation 2023 Incentive Compensation and Stock Plan (the “2023 Incentive Plan”). For a description of the terms and conditions of the 2023 Incentive Plan, see “Proposal 5: Approval of NewMarket Corporation 2023 Incentive Compensation and Stock Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2023 (the “Proxy Statement”), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the 2023 Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the proposals listed below were submitted to a vote of shareholders. The proposals are described in more detail in the Proxy Statement. The results are as follows:

1.    The shareholders elected each of the Company’s seven (7) nominees to serve on its Board of Directors for the ensuing year, as set forth below:

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Mark M. Gambill	7,472,847	1,123,435	9,565	478,368
Bruce C. Gottwald	8,495,365	105,770	4,712	478,368
Thomas E. Gottwald	8,442,774	158,679	4,394	478,368
Patrick D. Hanley	8,263,393	335,270	7,184	478,368
H. Hiter Harris, III	8,365,917	233,014	6,916	478,368
James E. Rogers	8,251,279	347,956	6,612	478,368
Ting Xu	8,366,762	231,508	7,577	478,368

2.    The shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023, as set forth below:

Votes For	Votes Against	Abstentions
8,886,029	194,296	3,890

3.    The shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non- Votes
8,538,881	53,424	13,542	478,368

4.    The shareholders approved, on an advisory basis, holding future advisory votes on the compensation of the Company’s named executive officers every one year, as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
8,443,416	4,313	149,631	8,487	478,368

Consistent with the shareholder vote and the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers annually until the next vote on the frequency of such advisory vote.

5.    The shareholders approved the 2023 Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,477,487	119,281	9,079	478,368

6.    The shareholders did not approve the shareholder proposal regarding the publication of GHG emissions and setting short-, medium- and long-term emission reduction targets to align business activities with net zero emissions by 2050 in line with the Paris Climate Agreement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,426,163	5,181,513	998,171	478,368

Item 8.01	Other Events.

On April 27, 2023, the Company issued a press release reporting that the Company’s Board of Directors had approved raising the quarterly dividend approximately 7.1% from $2.10 per share on the common stock of the Company to $2.25 per share. The quarterly dividend is equivalent to an annual dividend of $9.00 per share, up from $8.40 per share. Future dividends are subject to quarterly determination and declaration by the Board of Directors. The current quarterly dividend is payable July 3, 2023, to Company shareholders of record at the close of business on June 15, 2023. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	NewMarket Corporation 2023 Incentive Compensation and Stock Plan (incorporated by reference to Annex B of the definitive proxy statement filed by NewMarket Corporation on March 10, 2023)

Exhibit 99.1	Press release regarding the quarterly dividend issued by the Company on April 27, 2023

Exhibit 104	Cover Page Interactive Data File (Embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2023

NewMarket Corporation

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	Vice President and Chief Financial Officer